NEWS
For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Mng. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS THIRD QUARTER 2007 RESULTS

Revenue and Earnings Increase on Strong Transaction Growth and Key Sales

CHANTILLY, Va., October 25, 2007 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of web-based financial services, today reported financial and operating results for the three months ended September 30, 2007.

• • • •	Revenue was $34.2 million, up 21 percent from $28.3 million in third quarter 2006.
 Earnings before interest, taxes, depreciation and amortization (Ebitda), a non-GAAP measure, was $8.2 million, an increase of 38 percent compared to $5.9 million in the prior year.
 Net income available to common stockholders was $1.1 million, or $0.04 per diluted share, compared to net loss of $3.4 million, or $0.13 per diluted share, in the prior year.
 Core net income, a non-GAAP measure, was $2.3 million, or $0.08 per diluted share, compared to a loss of
$37,000, or $0.00 per diluted share, in the prior year.

“Our solid results in the third quarter were due primarily to continued growth in transactions and consumer adoption of bill pay,” stated Matthew P. Lawlor, chairman and chief executive officer of the Company. “Our sales pipeline showed early signs of opening up during the quarter with several key client signings, including many of our new products and service options.”

“We also continue to execute on our strategic priorities,” added Lawlor. “Billpay adoption growth remains on track, we launched four products in the last quarter, and integration of the Internet Transaction Solutions (ITS) acquisition is moving forward as planned.”

“Looking ahead, we believe we have a clearer, though moderated, view into the next year,” said Lawlor. “Our view is tempered by a higher mix of volume-priced bill payments from large clients. We are also making some more conservative assumptions on the deployment of expedited payment services for banks and billers. At the same time, we are increasingly confident that client retention risk from Princeton’s acquisition is behind us, and that our sales pipeline is opening up.”

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2007 Business Outlook

The Company provided guidance for the fourth quarter and updated its full year 2007 guidance. Guidance does not assume the release of any additional tax valuation allowance in 2007, though the Company may do so. These statements are forward-looking, and actual results may differ materially.

Fourth Quarter		Full Year
2006 2007%		2006	2007		%
Actual Guidance Change Actual Guidance Change

Revenue ($ millions)	$29.4	$37.3-38.8	29%	$91.7	$134.3-135.8	47%

Ebitda (a)(b)	$7.3	$9.6-10.4	37%	$20.5	$31.9-32.7	58%

	Earnings ($ per share)

Net Loss to Common (c)	$(0.11)	$0.00-(0.03)	n/a	$(0.16)	$(0.38)-(0.35)	n/a

Core Net Income (a)(d)(e)	$0.03	$0.10-0.13	283%	$0.16	$0.25-0.28	66%

	Share Count (millions)

Basic	25.7	28.9	12%	25.5	27.3	6%

Fully Diluted Shares (f)	27.1	30.9	14%	27.0	29.2	8%

(a)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Ebitda and core net income (loss), to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(b)	Ebitda is defined as earnings before interest, taxes, depreciation, amortization, preferred stock accretion and equity compensation expense.

(c)	Fourth quarters 2007 and 2006 and full years 2007 and 2006 net loss available to common stockholders per share is calculated using the number of weighted-average shares outstanding (basic), not fully diluted shares.

(d)	Excludes amortization of acquisition-related intangible assets of approximately $1.6 and $2.3 million for the fourth quarters of 2007 and 2006, respectively, and $7.9 and $5.0 million for the years 2007 and 2006, respectively. Excludes equity compensation expense of approximately $1.5 and $0.6 million for the fourth quarters of 2007 and 2006, respectively, and $3.9 and $2.5 million for the years 2007 and 2006, respectively. Excludes write-off of fees and other expenses related to senior debt refinancing of approximately $5.6 million in the full year 2007. Excludes preferred stock accretion related to the redemption premium of $0.4 million for the fourth quarters of 2007 and 2006 and $1.5 and $0.8 million for the years 2007 and 2006, respectively. Excludes income (costs) related to the fair market valuation of certain derivatives of $(0.1) million for the fourth quarter of 2006 and $2.1 and $(0.2) million for the full years 2007 and 2006, respectively. Includes preferred stock accretion of approximately $1.8 million for the fourth quarters of 2007 and 2006 and $7.0 and $3.5 million for the years 2007 and 2006, respectively.

(e)	Core net income is defined as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance, non-recurring tax charges, income (costs) related to the fair market valuation of certain derivatives and preferred stock accretion related to the redemption premium. Some or all of these items may not be applicable in any given reporting period.

(f)	Only used for the purposes of calculating core net income (loss) per share.

Preliminary Targets for 2008

In addition to its 2007 guidance, the Company provided direction for 2008 financial targets. These targets are not intended to substitute for specific guidance for 2008, which will be provided in early December. These statements are forward-looking, and actual results may differ materially.

• • •	Annual revenue growth for 2008 is targeted to be 20 percent. Annual Ebitda growth is targeted to be 25 percent. Annual core net income per share growth is targeted to be 30 percent.

Each of the above measures has a range of plus or minus 5 percentage points:

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Today’s Conference Call and Web Cast

The Company’s management will host a conference call to discuss the results today at 5:00 p.m. ET. The conference call dial-in number is (800) 938-1087 for domestic participants and (706) 679-7266 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 p.m. ET on October 25th until midnight on Thursday, November 1st. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 18228615. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources

Online Resources powers financial technology services for thousands of financial institutions, billers and credit service providers.  Its proprietary suite of account presentation and payment services are branded to its clients, and augmented by marketing services to drive consumer and business end-user adoption.  The Company serves over 10 million end-users and processes $100 billion in bill payments annually.  Founded in 1989, Online Resources (www.orcc.com) is recognized as one of the nation’s fastest growing companies.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data
(Unaudited)

	Total					% Change
	3Q06[1]	4Q06[1]	1Q07	2Q07	3Q07	3Q07 vs.	3Q07 vs. 3Q06
	—	—	—	—	—	2Q07	—

BANKING SERVICES

Users (#K)	3,638	3,836	3,899	4,317	4,404	2%	21%

Account Presentation (#K)	849	916	826	989	1,013	2%	19%

Payments (#K)[2]	2,962	3,097	3,260	3,522	3,564	1%	20%

Adoption Rate (%)[3]

Account Presentation[4]	26.3%	26.5%	26.4%	27.7%	30.7%	11%	17%

Payments[5]	5.7%	6.0%	6.3%	6.7%	6.8%	1%	19%

Full Service[5]	9.5%	9.9%	10.3%	10.7%	11.2%	5%	18%

Remittance Only[5]	4.9%	5.2%	5.5%	5.8%	5.7%	-2%	16%

Same Store[6]	11.0%	11.3%	11.6%	12.0%	12.7%	6%	15%

Other Metrics

Bill Payment Transactions (#M)	36.0	38.0	40.8	42.1	42.1	0%	17%

Clients	2,344	2,360	2,381	2,425	2,483	2%	6%

eCOMMERCE SERVICES

Users (#K)[2]	4,474	5,001	5,610	6,143	7,154	16%	60%

Account Presentation (#K)	1,960	2,375	2,598	2,709	2,925	8%	49%

Payments (#K)	2,514	2,626	3,012	3,434	4,229	23%	68%

Other Metrics

Bill Payment Transactions (#M)	5.3	5.7	6.7	7.7	9.2	21%	171%

Clients[7]	244	258	278	295	482	63%	98%

TOTAL COMPANY

Users (#K)[2]	8,112	8,837	9,509	10,460	11,558	10%	42%

Bill Payment Transactions (#M)	41.3	43.7	47.5	49.8	51.3	3%	24%

Clients	2,588	2,618	2,659	2,720	2,965	9%	15%

Notes:

1Excludes Citizens Bank of Rhode Island, a legacy Princeton eCom client that departed in December 2006.

2Only includes users that have been active over the past 90 days or were otherwise billable.

3Checking accounts are reported by clients and reviewed annually by the Company. In the first quarter 2007 the Company retroactively adjusted quarterly adoption rates to reflect those increases.

4The number of account presentation end-users with checking accounts divided by the 1.8 million total launched checking accounts held with our account presentation banking services clients.

5The number of payment services end-users divided by the total launched checking accounts held with all of our banking services payments clients (34.4 million), our banking services full service payments clients (6.5 million) and our banking services remittance only payments clients (27.9 million). The calculation only includes banking services payments clients for which we are the exclusive processor of the type of bill payment(s) we process for the client.

6The number of payment services end-users divided by the 7.9 million total launched checking accounts held with our banking services payments clients that were launched on or before December 31, 2004. The calculation only includes banking services payments clients for which we are the exclusive processor of the type of bill payment(s) we process for the client.

7Does not include 2,338 direct biller endpoints, bringing our total number of biller relationships to 2,636.

Online Resources Corporation
Consolidated Statement of Operations
(In thousands, except per share amounts)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED	SEPTEMBER 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:

Account presentation services	$2,238	$1,990	$6,702	$5,874

Payment services	27,162	21,702	74,423	42,947

Relationship management services	1,683	1,960	5,907	6,114

Professional services and other	3,161	2,613	10,003	7,407

Total revenues	34,244	28,265	97,035	62,342

Expenses:

Cost of revenues	16,222	12,949	45,985	28,202

Gross profit	18,022	15,316	51,050	34,140

General and administrative	7,599	5,559	21,125	14,267

Selling and marketing	5,719	6,255	17,541	11,813

Systems and development	2,148	2,655	6,599	4,862

Total expenses	15,466	14,469	45,265	30,942

Income from operations	2,556	847	5,785	3,198

Other income (expense)

Interest income	313	327	1,051	1,607

Interest expense and debt issuance costs	305	(2,955)	(4,195)	(2,956)

Loss on extinguishment of debt	—	—	(5,625)	—

Total other income (expense)	618	(2,628)	(8,769)	(1,349)

Income before tax provision (benefit)	3,174	(1,781)	(2,984)	1,849

Income tax provision (benefit)	84	(510)	375	966

Net income (loss)	3,090	(1,271)	(3,359)	883

Preferred stock accretion	1,967	2,158	6,130	2,158

Net income (loss) available to common stockholders	$1,123	$(3,429)	$(9,489)	$(1,275)

Net income (loss) available to common stockholders per share

Basic	$0.04	$(0.13)	$(0.36)	$(0.05)

Diluted	$0.04	$(0.13)	$(0.36)	$(0.05)

Shares used in calculation of net income (loss) available to common stockholders per share:

Basic	27,699	25,627	26,610	25,481

Diluted	29,666	25,627	26,610	25,481

Reconciliation of net income (loss) to Ebitda (See Note 1):

Net income (loss)	$3,090	$(1,271)	$(3,359)	$883

Depreciation and amortization (incl. loss on disposal of assets)	4,809	4,460	14,513	8,116

Equity compensation expense	834	642	2,033	1,875

Other expense	(618)	2,628	8,769	1,349

Income tax provision (benefit)	84	(510)	375	966

Ebitda (See Note 1)	$8,199	$5,949	$22,331	$13,189

Reconciliation of net income (loss) available to common stockholders to core net income (See Note 2):

Net income (loss) available to common stockholders	$1,123	$(3,429)	$(9,489)	$(1,275)

Loss on extinguishment of debt	—	—	5,625	—

Preferred stock accretion related to redemption premium	383	402	1,084	402

Derivative fair market valuation	(2,233)	102	(2,069)	102

Equity compensation expense	834	642	2,033	1,875

Amortization of intangible assets	2,151	2,246	6,843	2,521

Core net income (loss) (see Note 2)	$2,258	$(37)	$4,027	$3,625

Notes:

1.	Ebitda is a pro forma measure defined as earnings before interest, taxes, depreciation and amortization, preferred stock accretion and equity compensation expense.

2.	Core net income is a pro forma measure defined as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance, non-recurring tax charges, income (costs) related to the fair market valuation of certain derivatives and preferred stock accretion related to the redemption premium. Some or all of these items may not be applicable in any given reporting period.

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	SEPTEMBER 30,	DECEMBER 31,
	2007	2006
	(Unaudited)	(Unaudited)
	(See Note 1)
ASSETS

Current assets:

Cash, cash equivalents and short-term investments	$15,595	$31,189

Restricted cash	11,948	4,884

Accounts receivable, net	16,052	14,291

Deferred implementation costs	1,361	1,598

Deferred tax asset	371	2,561

Debt issuance cost	295	890

Prepaid expenses and other current assets	3,244	2,653

Total current assets	48,866	58,066

Property and equipment, net	25,456	19,110

Deferred tax asset	4,533	11,635

Goodwill	200,832	168,085

Intangible assets	39,292	25,128

Deferred implementation costs, less current portion	1,580	1,015

Debt issuance cost, less current portion	1,006	3,116

Other assets	1,175	436

Total assets	$322,740	$286,591

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable, accrued expenses and other current liabilities	$21,260	$8,672

Deferred revenues	5,224	4,919

Deferred rent obligation	183	304

Notes payable, senior secured debt	6,375

Interest payable	57	2,688

Total current liabilities	33,099	16,583

Notes payable, senior secured debt, less current portion	78,625	85,000

Deferred revenues, less current portion	4,077	3,374

Deferred rent obligation, less current portion	2,083	2,144

Other long-term liabilities	67	4,047

Total liabilities	117,951	111,148

Redeemable convertible preferred stock	80,370	72,108

Stockholders’ equity	124,419	103,335

Total liabilities and stockholders’ equity	$322,740	$286,591

Note 1 - The financial statements presented here include preliminary valuations of intangible assets and a short-term liability for price protection related to the acquisition of Internet Transaction Solutions (ITS).
These valuations will be finalized as a part of completing the purchase accounting for that transaction. If there are any material changes to these valuations finalized prior to the Company filing its Quarterly Report on Form
10-Q due November 9, 2007, balance sheet, statements of operations and statement of cash flows results may differ somewhat from the ones presented here.

Online Resources Corporation
Condensed Consolidated Statement of Cash Flows

(In thousands)

	NINE MONTHS ENDED SEPTEMBER 30,
	2007	2006
	(Unaudited)	(Unaudited)
Operating activities:

Net (loss) income	$(3,359)	$883

Adjustments to reconcile net (loss) income to net cash provided by operating activities:

Depreciation and amortization	14,345	8,116

Gain on preferred stock derivative security	(551)	103

Gain on put option derivative security	(1,518)

Loss on cash flow hedge derivative security	211	—

Loss on disposal of assets	168	1

Provision for losses on accounts receivable	(64)	15

Write off and amortization of debt issuance costs	4,184	222

Equity compensation expense	2,033	1,875

Deferred tax expense	1,550	—

Changes in operating assets and liabilities, net of acquisitions	(1,873)	(1,124)

Net cash provided by operating activities	15,126	10,091

Investing activities:

Purchases of property and equipment	(11,676)	(8,062)

Acquisition of Princeton eCom Corporation, net of cash acquired	—	(184,322)

Acquisition of Internet Transaction Solutions, Inc., net of cash acquired	(19,277)	—

Net cash used by investing activities	(30,953)	(192,384)

Financing activities:

Proceeds from the issuance of common stock	3,533	2,891

Purchase of derivative	(121)	(455)

Sale of derivative	23

Debt issuance costs on refinancing of long-term debt	(3,179)	—

Borrowing under 2006 senior secured notes	—	80,556

Net proceeds from issuance of preferred stock	—	69,954

Repayment of 2006 senior secured notes	(85,000)	—

Borrowing under 2007 senior secured notes	85,000	—

Repayment of capital lease obligations	(28)	(17)

Net cash provided (used) by financing activities	228	152,929

Net (decrease) increase in cash and cash equivalents	(15,599)	(29,364)

Cash and cash equivalents at beginning of period	31,189	55,864

Cash and cash equivalents at end of period	$15,590	$26,500